Exhibit 10.1

AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT AND

SECURITY AGREEMENT

This AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT AND TO SECURITY AGREEMENT, dated as of July 31, 2024 (the “Amendment”), between Pro-Dex, Inc., a Colorado corporation (the “Borrower”), and Minnesota Bank & Trust, a division of HTLF Bank, successor by merger to Minnesota Bank and Trust (the “Lender”).

RECITALS:

A. The Borrower and the Lender are parties to that certain Amended and Restated Credit Agreement dated as of November 6, 2020, as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement dated as of November 5, 2021, by that certain Amendment No. 2 to Amended and Restated Credit Agreement dated as of December 29, 2022, and by that certain Amendment No. 3 to Amended and Restated Credit Agreement dated as of December 29, 2023 (as so amended, the “Original Credit Agreement”).

B. The Borrower has requested that the Lender amend certain terms of the Original Credit Agreement.

C. Subject to the terms and conditions of this Amendment, the Lender will agree to the foregoing request of the Borrower.

NOW, THEREFORE, the parties agree as follows:

1. Defined Terms. All capitalized terms used in this Amendment shall, except where the context otherwise requires, have the meanings set forth in the Original Credit Agreement as amended hereby.

2. Amendments. The Original Credit Agreement is hereby amended as follows:

(a) The definitions of the terms “Available Supplemental Revolving Credit Commitment”, “Excess Capital”, “Excess Capital Certificate” “Supplemental Revolving Credit Commitment”, “Supplemental Revolving Credit Commitment Period”, “Supplemental Revolving Credit Conversion Option”, “Supplemental Revolving Credit Loans”, “Supplemental Revolving Credit Note” and “Supplemental Revolving Credit Termination Date” defined in Section 1.01 of the Original Credit Agreement are hereby deleted in their respective entireties.

(b) The definitions of the terms “Commitments”, “Loan”, “Maturity Date”, “Notes”, “Obligations”, “Security Agreement”, “Term Loan(s)”, “Term Note(s) and “Total Usage” appearing in Section 1.01 of the Original Credit Agreement are hereby amended in their respective entireties to read as follows:

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“ ‘Commitment(s)’ means individually or collectively, as the case may be, the Revolving Credit Commitment and the Term Loan C Commitment.

‘Loan’ means any Revolving Credit Loan or Term Loan, as the context may require, and “Loans” means any or all of the Revolving Credit Loans and the Term Loans, as the context may require.

‘Maturity Date’: The earlier of: (a) the date on which the Loans become due and payable under Section 8.02 upon the occurrence of an Event of Default; or (b) (i) the Revolving Credit Termination Date for the Revolving Credit Loans; (ii) November 1, 2027 for Term Loan A; (iii) November 1, 2027 for Term Loan B; or (iv) August 1, 2029 for Term Loan C.

‘Notes’ means, individually or collectively, as the case may be, the Revolving Credit Note and the Term Notes.

‘Obligations’ means all Loans, Letter of Credit Obligations, advances, debts, liabilities, obligations, Banking Services Liabilities, covenants and duties, owing by any Loan Party to the Lender of any kind or nature, present or future, which arise under this Agreement, any other Loan Document, any Interest Rate Protection Agreement or by operation of law, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, opening, guarantying or confirming of a letter of credit, guaranty, indemnification or in any other manner, whether joint, several, or joint and several, direct or indirect (including those acquired by assignment or purchases), absolute or contingent, due or to become due, and however acquired. The term includes, without limitation, all amounts owed by the Borrower to the Lender at such date as a result of draws on letters of credit paid by the Lender for which the Borrower has not reimbursed the Lender, all principal, interest, fees, charges, expenses, attorneys’ fees, and any other sum chargeable to any Loan Party under this Agreement, under any other Loan Document, or under any Interest Rate Protection Agreement.

‘Security Agreement’ means the Security Agreement made by the Borrower and the other Loan Parties in favor of the Lender, dated as of September 6, 2018, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time to the extent permitted under the Loan Documents.

‘Term Loan(s)’ means, individually or collectively as the context requires, Term Loan A, Term Loan B, Term Loan C and each other term loan now or hereafter made by the Lender to the Borrower.

‘Term Note(s)’ means, individually or collectively as the context requires, the Term Note A, the Term Note B, the Term Note C and each other term note now or hereafter made by the Borrower payable to the order of the Lender.

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‘Total Usage’ At any date of determination, the sum of (a) the aggregate outstanding principal balance of the Revolving Credit Loans; plus (b) the Letter of Credit Obligations; plus (c) the outstanding principal balance of Term Loan C.”

(c) Section 1.01 of the Original Credit Agreement is hereby further amended by inserting the following new definitions of the terms “Fourth Amendment”, “Fourth Amendment Effective Date”, “Interest Rate Protection Agreement”, “Term Loan C”, “Term Loan C Commitment”, and “Term Note C” in the appropriate alphabetical order:

“ ‘Fourth Amendment’ means that certain Amendment No. 4 to Amended and Restated Credit Agreement and to Security Agreement dated as of July 31, 2024, amending this Agreement.

‘Fourth Amendment Effective Date’: means the ‘Effective Date’ of the Fourth Amendment, as such term is therein defined.

‘Interest Rate Protection Agreement’: means any agreement with respect to any interest rate, currency or commodity swap, forward, future or other derivative transaction, cap or collar agreement or option or similar agreement, involving or settled by reference to, financial or pricing indices or measures of economic, financial or pricing risk or value, or any similar transaction or any combination of these transactions, which is entered into by and between the Borrower and Lender or any of its Affiliates, including, without limitation, all amendments and modifications thereof and supplements thereto

‘Term Loan C’: means the Loan described in Section 2.01(c).

‘Term Loan C Commitment’: means the obligation of the Lender to make the Term Loan C in a single disbursement to the Borrower in a principal amount not to exceed $5,000,000 on the Fourth Amendment Effective Date.

‘Term Note C’: means the promissory note of the Borrower described in Section 2.05(e), as such promissory note may be amended, modified or supplemented from time to time, and such term shall include any substitutions for, or renewals of, such promissory note”.

(d) Section 2.01 of the Original Credit Agreement is hereby amended by inserting a new Section 2.01(c) to read as follows:

“ (c) Term Loan C. The Lender agrees to disburse Term Loan C to the Borrower on the Fourth Amendment Effective Date, of which amount, a portion will be used to refinance the entire principal balance of “Supplemental Revolving Credit Loans” outstanding under the Original Credit Agreement with the remainder deposited into depository account number 9161005392, maintained by the Borrower with the Lender.

(e) Section Section 2.02(b), regarding the Supplemental Revolving Credit Commitment, and 2.02(c) of the Original Credit Agreement are hereby amended in their respective entireties to read as follows:

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“ (b) Intentionally Deleted.

    (c) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.”

(f) Section 2.03 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

“ Section 2.03 Procedures for Borrowing. The Borrower shall either (a) submit a draw request to the Lender in writing or telephonically; or (b) use the Lender’s electronic banking systems to request each proposed borrowing in accordance with the requirements of such systems as may be in effect from time to time. Each such notice shall be effective upon receipt by the Lender, shall be irrevocable, and shall specify the date and amount of borrowing requested. At the request of the Lender, a telephonic request must be confirmed in writing by the Borrower within three (3) Business Days after such request. So long as (a) all conditions precedent set forth in Article IV with respect to such borrowing have been satisfied, and the Total Usage at such time does not exceed the lesser of (i) the amount of the Revolving Credit Commitment or (ii) the Borrowing Base, in each case after giving effect to such Revolving Credit Loan, the Lender shall provide immediately available funds to the Borrower in the amount of such requested borrowing on the requested borrowing date by depositing such funds into depository account number 9161005392, maintained by the Borrower with the Lender. Each borrowing shall be on a Business Day.”

(g) Section 2.04(b) of the Original Credit Agreement, regarding the voluntary reduction or termination of the Supplemental Revolving Credit Commitment, is hereby amended in its entirety to read as follows:

“ (b) Intentionally deleted.”

(h) Section 2.05(b) of the Original Credit Agreement, regarding the Supplemental Revolving Credit Note, is hereby amended by in its entirety to read as follows:

“ (b) Intentionally deleted.”

(i) Section 2.05 of the Original Credit Agreement is hereby further amended by redesignating existing subsections (e) and (f) of such Section as subsections (f) and (g) and inserting a new subsection (e) immediately following subsection (d) of such Section to read as follows:

“ (e) Term Note C. The Term Loan C made by the Bank shall be evidenced by the Term Note C. Term Loan C shall mature and be payable in accordance with the provisions of Term Note C. The Bank shall enter in its records the amount of Term Loan C, the rate of interest borne on Term Loan C and the payments of Term Loan C received by the Lender, and such records shall be conclusive evidence of the subject matter thereof, absent manifest error. Principal payments made on Term Note C may not be reborrowed.”

(j) Section 2.06 of the Original Credit Agreement is hereby amended in its entirety to read as follows:

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“ Section 2.06 Optional Prepayments.

(a) Revolving Credit Loans. The Borrower shall have the right, by giving written notice to the Lender by not later than 3:00 p.m. (Minneapolis time) on the Business Day of such payment, to voluntarily prepay the Revolving Credit Loans in whole or in part at any time without premium or penalty.

(b) Term Loans. The Borrower shall have the right, by giving written notice to the Lender by not later than 3:00 p.m. (Minneapolis time) on the Business Day of such payment, to voluntarily prepay each Term Loan in whole or in part at any time, subject to the contemporaneous payment of any premium or fees set forth in the Term Note evidencing such Term

Loan.”

(c) Effect on Interest Rate Protection Agreements. Any optional prepayment under Section 2.06 or mandatory prepayment under Section 2.07 of a Loan may cause or result in the early termination, in whole or in part, of a related Interest Rate Protection Agreement and the payment by Borrower of related early termination amounts.

(k) Section 2.07 of the Original Credit Agreement is hereby amended by in its entirety to read as follows:

“Section 2.07 Mandatory Prepayments. If, at any time,

(a) the Total Usage exceeds the Borrowing Base, then the Borrower, shall, upon demand, promptly repay Revolving Credit Loans and/or Term Loan C in an aggregate amount that is equal to or greater than the amount of such excess together with interest on the amount prepaid; or

(b) the sum of (i) the outstanding principal amount of Revolving Credit Loans; plus (ii) Letter of Credit Obligations exceeds the Revolving Credit Commitment, then the Borrower shall, upon demand, shall prepay Revolving Loans in the amount of such excess together with interest on the amount prepaid and/or cash collateralize the Letter of Credit Obligations.”

(l) Section 2.09(c) of the Original Credit Agreement, regarding interest payments on Supplemental Revolving Credit Loans, is hereby amended by in its entirety to read as follows:

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“ (c) Intentionally deleted.”

(m) Section 2.10(b) of the Original Credit Agreement, regarding Supplemental Revolving Credit Commitment Fees, is hereby amended by in its entirety to read as follows:

“ (b) Intentionally deleted.”

(n) Section 6.9 of the Original Credit Agreement is hereby amended by in its entirety to read as follows:

“ Section 6.09 Use of Proceeds. Use the proceeds of: (a) the Revolving Credit Loans to finance (i) the Borrower’s working capital needs, including the purchase of inventory and equipment, and (ii) the repurchase of the Borrower’s common stock pursuant to a 10b5-1 plan, and for general corporate purposes of the Borrower, in each case to the extent not prohibited under any Requirement of Law or the Loan Documents, (b) Term Loan A to repurchase shares of the Borrower’s stock; (b) Term Loan B to finance tenant improvements to the PDEX Building and equipment purchases; and (c) Term Loan C to (i) refinance “Supplemental Revolving Credit Loans” (made pursuant to this Agreement prior to the Fourth Amendment Effective Date) and (ii) finance the repurchase of the Borrower’s common stock pursuant to 10b5-1 plans.”

(o) Section 7.04(f) of the Original Credit Agreement is hereby amended by in its entirety to read as follows:

“ (f) Only so long as no Default or Event of Default has occurred and is continuing either before or following the making of any such Investment, the Borrower may make other Investments that would not otherwise be permitted by this Section 7.04 (such Investments being referred to herein as “Other Investments”) in an amount not to exceed $500,000 during any period of twelve consecutive months.

(p) Section 7.07(a) of the Original Credit Agreement is hereby amended in its entirety to read as follows:

“ (a) Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Equity Interests of the Borrower or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any of its Subsidiaries (collectively, “Restricted Payments”), provided, that:

(i) the Borrower may use proceeds from Term Loan C to repurchase its outstanding equity securities pursuant to a repurchase program approved by the board of directors of the Borrower;

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(ii) a Subsidiary of the Borrower may make a Restricted Payment to the Borrower;

(iii) the Borrower may declare and pay dividends and make other distributions and payments with respect to its Equity Interests if payable solely in its Equity Interests; and

(iv) Only so long as no Default or Event of Default has occurred and is continuing before making thereof or would result from any such payment, the Borrower may make Restricted Payments that would not otherwise be permitted by this Section 7.07.”

(q) Section 8.01 of the Original Credit Agreement is hereby amended by deleting the occurrence of the word “or” at the end of subsection (j), replacing the period (i.e., “.”) at the end of subsection (k) with “; or” and by inserting a new subsection (l) immediately thereafter to read as follows:

“ (l) there occurs under any Interest Rate Protection Agreement (A) an “event of default” (as defined in such Interest Rate Protection Agreement) with respect to the Borrower after giving effect to any applicable notice requirement and/or cure period set forth therein or (B) an early termination or acceleration of such Interest Rate Protection Agreement by Lender or its Affiliate pursuant to the terms thereof.”

(r) Section 8.02 of the Original Credit Agreement is hereby amended by inserting a new subsection (c) immediately following subsection (b) of such Section to read as follows:

“ (c) Notwithstanding the foregoing, Obligations evidenced by an Interest Rate Protection Agreement shall be terminated and accelerated only in accordance with the terms of that Interest Rate Protection Agreement.”

3. Amendment to Security Agreement. Section 10(a) of the Security Agreement is hereby amended in its entirety to read as follows:

“ (a) This Agreement shall remain in full force and effect until all Obligations are paid in full and all Commitments have lapsed or have been terminated, at which time this Agreement shall automatically terminate (other than obligations under this Agreement which expressly survive such termination) and the Secured Party shall, upon the request and at the expense of the Grantors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Grantors evidencing such termination.”

4. Conditions to Effectiveness. This Amendment shall become effective on the date (the “Effective Date”) when, and only when, the Lender shall have received:

(a) this Amendment, duly executed by the Borrower;

(b) an Interest Rate Protection Agreement, duly executed by the Borrower, in form and substance reasonably satisfactory to the Lender;

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(c) payment of accrued but unpaid Supplemental Revolving Credit Commitment Fees together with accrued but unpaid interest on the Supplemental Revolving Credit Note;

(d) a non-refundable Term Loan C origination fee in the amount of $10,000, payable in immediately available funds;

(e) evidence that the Borrower is in good standing in the States of California and Colorado; and

(f) such other documents as the Lender may reasonably request.

5. Representations and Warranties. To induce the Lender to enter into this Amendment, the Borrower represents and warrants to the Lender as follows:

(a) The execution, delivery and performance by the Borrower of this Amendment and each other Loan Document to which the Borrower is a party have been duly authorized by all necessary corporate action, do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any shareholder), do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Borrower’s articles of incorporation or bylaws, any agreement binding on or applicable to the Borrower or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to the Borrower or of any of its property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to the Borrower or any of its property;

(b) The representations and warranties contained in the Original Credit Agreement are true and correct as of the date hereof as though made on that date except: (i) to the extent that such representations and warranties relate solely to an earlier date; and (ii) that the representations and warranties set forth in Section 5.04 of the Original Credit Agreement to the audited annual financial statements and internally-prepared interim financial statements of the Borrower shall be deemed to be a reference to the audited financial statements and interim financial statements, as the case may be, of the Borrower most recently delivered to the Lender pursuant to Section 6.01(a) or 6.01(b) of the Original Credit Agreement;

(c) No events have taken place and no circumstances exist at the date hereof which would give the Borrower the right to assert a defense, offset or counterclaim to any claim by the Lender for payment of the Obligations;

(d) The Original Credit Agreement, as amended by this Amendment, and each other Loan Document to which the Borrower is a party are the legal, valid and binding obligations of the Borrower and are enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws, rulings or decisions at the time in effect affecting the enforceability of rights of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies; and

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(e) Before and after giving effect to this Amendment, there does not exist any Default or Event of Default.

6. Release. The Borrower hereby releases and forever discharges the Lender and its successors, assigns, directors, officers, agents, employees and participants from any and all actions, causes of action, suits, proceedings, debts, sums of money, covenants, contracts, controversies, claims and demands, at law or in equity, which the Borrower ever had or now has against the Lender or its successors, assigns, directors, officers, agents, employees or participants by virtue of the Lender’s relationship to the Borrower in connection with the Loan Documents and the transactions related thereto

7. Reference to and Effect on the Loan Documents.

(a) From and after the date of this Amendment, each reference in the Original Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Original Credit Agreement, and each reference to the “Credit Agreement”, the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Original Credit Agreement in any other Loan Document shall mean and be a reference to the Original Credit Agreement as amended hereby; and except as specifically set forth above, the Original Credit Agreement remains in full force and effect and is hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under the Agreement or any other Loan Document, nor constitute a waiver of any provision of the Agreement or any such other Loan Document.

8. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Lender in connection with the preparation, reproduction, execution and delivery of this Amendment and the other documents to be delivered hereunder or thereunder, including their reasonable attorneys’ fees and legal expenses. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder and agrees to save the Lender harmless from and against any and all liabilities with respect to, or resulting from, any delay in the Borrower’s paying or omission to pay, such taxes or fees.

9. Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF.

10. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

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11. Counterparts. This Amendment may be executed in counterparts and by separate parties in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same document. Receipt by telecopy, pdf file or other electronic means of any executed signature page to this Amendment shall constitute effective delivery of such signature page.

12. Recitals. The Recitals hereto are incorporated herein by reference and constitute a part of this Amendment.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above.

BORROWER:

LENDER:

[signature page Amendment No. 4 to Amended and Restated Credit Agreement and to Security Agreement]